Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 7,  2011 (April 1, 2011 as to Note 22), relating to the consolidated financial statements of Lantheus MI Intermediate, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 1, 2011